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                               REPORTS ON FORM 8-K

         The Company filed a report on Form 8-K dated December 19, 1995 disclosing the purchase of the assets of Pixie Playmates, Inc. Certified Sewing Services, Inc. and all of the capital stock of Certified Apparel Services of Honduras, Inc., CA. No reports on Form 8-K were filed during the last quarter of the period covered by this report.

                                  EXHIBIT (11)

              Statement Regarding Computation of Per Share Earnings

                                                                                    Weighted Average
                                Weighted Average            Weighted Average        Common and Common
                                Number of Common           Number of Dilutive        Stock Equivalent
                                Shares Outstanding         Common Stock Options            Shares
                                ------------------         --------------------     -----------------
November 27, 1993                3,250,000                  319,000                  3,472,000
December 3, 1994                 3,346,000                  356,000                  3,569,000
December 2, 1995                 3,331,000                  419,000                  3,750,000
